UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2011

FRANKLIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-35085	27-4132729
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4501 Cox Road, Glen Allen, Virginia 23060
(Address of principal executive offices) (Zip Code)

 (804) 967-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 19, 2011 the Board of Directors of Franklin Financial Corporation (the “Company”) amended the Company’s Code of Ethics and Business Conduct (the “Code”) to, among other things, incorporate the Company’s policies with respect to (i) management of personal finances as set forth under the heading “Personal Finance,” (ii) engaging in activities and holding positions outside of the Company as set forth under the heading “Outside Activities” and (iii) political activity as set forth under the heading “Political Activity.” Other technical, administrative or otherwise non-substantive changes were also made to the Code at this time. The Code applies to all employees and directors of the Company.

The foregoing summary of the amendments to the Code is subject to, and qualified in its entirety by, reference to the full text of the Code (a fully amended copy of which is attached hereto as Exhibit 14.1 and incorporated herein by reference). The amended Code has been posted on the “Investor Relations” section of our website at www.franklinfederal.com.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
Number	Description
14.1	Franklin Financial Corporation Code of Ethics and Business Conduct, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRANKLIN FINANCIAL CORPORATION

Date: July 20, 2011	By:	/s/ Richard T. Wheeler
Richard T. Wheeler, Jr.
Chairman, President and Chief Executive Officer